Exhibit 10.09

Exchange Agreement

May 10, 2019

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, California 94608

Attention: Kathleen Valiasek

Re:	Amyris, Inc. Exchange of 6.50% Convertible Senior Notes due May 15, 2019, CUSIP: 03236MAC5

Ladies and Gentlemen:

Amyris, Inc., a Delaware corporation (the “Company”), is offering the opportunity for the undersigned existing beneficial owners (each, an “Investor” and collectively, the “Investors”) of the Company’s 6.50% Convertible Senior Notes due May 15, 2019, CUSIP 03236MAC5 (the “6.50% Notes”) to exchange certain of such Investor’s 6.50% Notes (the “Exchange Offer”) for shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and a warrant, in the form attached hereto as Exhibit A (each, a “Warrant” and collectively, the “Warrants”), to purchase shares of Common Stock (the “Warrant Shares” and, together with the Shares and the Warrants, the “New Securities”) pursuant and subject to the terms and conditions set forth in this Exchange Agreement.

Each Investor understands that the Exchange Offer is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

1. The Exchange Offer. Subject to the terms and conditions of this Exchange Agreement, each undersigned Investor hereby agrees to exchange the principal amount of 6.50% Notes set forth on the signature page of such Investor hereto (the “Exchanged 6.50% Notes”), together with any accrued and unpaid interest on such Exchanged 6.50% Notes to, but excluding, May 15, 2019, for a number of Shares as set forth on the signature page of such Investor hereto, representing a per Share value of $4.00, and a Warrant to purchase a number of shares of Common Stock as set forth on the signature page of such Investor hereto, and the Company hereby agrees to issue such number of Shares and a Warrant to such Investor in exchange for such Exchanged 6.50% Notes.

2. The Closing. The closing of the Exchange Offer (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., Pacific Time, on the first business day on which the conditions to the Closing set forth in Section 6 below are satisfied or waived, or at such other time and place as mutually agreed by the Company and the Investors (the “Closing Date”).

3. The Terms of the Exchange Offer; Closing Mechanics.

Subject to the terms and conditions of this Exchange Agreement, each Investor hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in the Exchanged 6.50% Notes as set forth on the signature page of such Investor hereto, waives any and all other rights with respect to such Exchanged 6.50% Notes, and releases and discharges the Company from any and all claims the undersigned may now have, or may have in the future, arising out of, or related to, such Exchanged 6.50% Notes.

At the Closing, the Company shall execute and deliver to each Investor a Warrant to purchase a number of shares of Common Stock as set forth on the signature page of such Investor hereto. Promptly following the Closing, the Company shall deliver, or cause to be delivered, to each Investor the number of Shares set forth on the signature page of such Investor hereto, pursuant to delivery and/or registration instructions provided by such Investor to the Company in writing at least one (1) business day prior to the Closing.

At or prior to the times set forth in the Investor Exchange Procedures set forth in Annex A hereto (the “Exchange Procedures”), each Investor shall cause the Exchanged 6.50% Notes to be delivered to Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the indenture, dated as of May 29, 2014, between the Company and the Trustee relating to the 6.50% Notes, for cancellation as instructed in the Exchange Procedures.

Promptly after receipt from the Trustee of the interest payment on the Exchanged 6.50% Notes due May 15, 2019, each Investor shall remit such interest payment amount to the Company via wire transfer of immediately available funds pursuant to instructions provided to such Investor by the Company.

4. Representations and Warranties of the Company. The Company represents and warrants to each Investor that, as of the date hereof:

(a) Organization and Standing. The Company is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company or the ability of the Company to perform its obligations under this Exchange Agreement and the Warrants (a “Material Adverse Effect”).

(b) Power. The Company has all requisite power to execute and deliver this Exchange Agreement, to issue and sell the New Securities hereunder, and to carry out and perform its obligations under the terms of this Exchange Agreement and the Warrants.

(c) Authorization. The execution, delivery, and performance of this Exchange Agreement and the Warrants by the Company has been duly authorized by all requisite action on the part of the Company and its officers, directors and stockholders, and this Exchange Agreement constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Enforceability Exceptions”).

(d) Consents and Approvals. Except for any Current Report on Form 8-K to be filed by the Company in connection with the transactions contemplated hereby, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transaction contemplated by this Exchange Agreement or the Warrants. Assuming the accuracy of the representations of the Investors in Section 5, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including The Nasdaq Stock Market), or other governmental body is required for the execution and delivery of this Exchange Agreement or the Warrants, the valid issuance, sale and delivery of the New Securities to be sold pursuant to this Exchange Agreement other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the New Securities.

(e) Non-Contravention. Except as disclosed in Schedule 4(e), the execution and delivery of this Exchange Agreements and the Warrants, the issuance, sale and delivery of the New Securities to be sold by the Company under this Exchange Agreement, the performance by the Company of its obligations under this Exchange Agreement and the Warrants and/or the consummation of the transactions contemplated hereby will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or its properties may be bound or affected, (ii) the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof, the Company’s Bylaws, as amended and as in effect on the date hereof, or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The Nasdaq Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject. For purposes of this Section 4(e), the term “material” shall apply to agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound involving obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 in a 12-month period.

(f) Shares. The Shares are duly authorized and when issued pursuant to the terms of this Exchange Agreement will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Exchange Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Exchange Agreement at the time a transfer is proposed. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

(g) Authorization of the Warrants. The Warrants have been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(h) Authorization of the Warrant Shares. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise by all necessary corporate action and such shares, when issued upon such exercise in accordance of the terms of the Warrants, will be validly issued and will be fully paid and non-assessable, and will be free of any liens or encumbrances with respect to the issuance thereof; provided, however, that the Warrant Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Exchange Agreement and the Warrants, or as otherwise may be required under state or federal securities laws as set forth in this Exchange Agreement at the time a transfer is proposed. The issuance and delivery of the Warrant Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

(i) No Registration. Assuming the accuracy of each of the representations and warranties of the Investors, the issuance by the Company of the New Securities is exempt from registration under the Securities Act.

5. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to and covenants with the Company that, as of the date hereof:

(a) Organization and Good Standing. The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b) Ownership of Exchanged 6.50% Notes; Due Authorization. The Investor owns the amount of Exchanged 6.50% Notes set forth on the signature page of the Investor hereto free and clear of any liens (other than the obligations pursuant to this Exchange Agreement and applicable securities laws) and has the requisite power and authority to enter into and perform its obligations under this Exchange Agreement and to consummate the Exchange Offer.

(c) No Conflict. Participation in the Exchange Offer will not contravene (1) any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor and (2) the charter or bylaw (or equivalent organizational documents) of the Investor.

(d) Compliance with Laws. The Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned acquires or sells New Securities and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases, acquisitions or sales, and the Company shall have no responsibility therefor.

(e) Risk of Investment. The Investor understands and accepts that acquiring the New Securities in the Exchange Offer involve risks. The Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor is capable of evaluating the merits and risks of the Exchange Offer and an investment in the New Securities. With the assistance of the Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Securities and the consequences of the Exchange Offer and this Exchange Agreement. The Investor has considered the suitability of the New Securities as an investment in light of its own circumstances and financial condition, and the Investor is able to bear the risks associated with an investment in the New Securities.

(f) Information Non-Reliance.

(i) The Investor represents and warrants that (i) it has carefully reviewed such information as it and its advisers deem necessary to make its decision to invest in the New Securities, (ii) has the ability to make, and has made, an informed decision as to the risks and merits of its investment in the New Securities on the terms set forth in this Exchange Agreement, and (iii) has made its own decision to consummate the transactions contemplated hereunder based exclusively on its own independent review, its financial experience, and consultations with such advisers as it deemed necessary. Without limiting the generality of the foregoing, the Investor acknowledges that neither the Company nor any of its affiliates or representatives is acting as a fiduciary or financial or investment adviser to the Investor, or has given the Investor any investment advice, opinion or other information on whether an investment in the New Securities is prudent. The Investor agrees it is not relying on the Information (as defined below), or any other information other than the express representations set forth in this Exchange Agreement.

(ii) The Investor acknowledges that the Company and its affiliates and representatives possess material nonpublic information regarding the Company not known to the Investor that may impact the value of the New Securities (the “Information”), that the Information is not disclosed in the Company’s public disclosures or its filings with the Commission, and that the Company is not disclosing the Information to the Investor and that the Company and its affiliates and representatives have not made, and are not making, any representation with respect to any Information. The Investor understands, based on its experience, the disadvantage to which the Investor is subject due to the disparity of information between the Company and the Investor and the fact that the Information is not being disclosed to the Investor. The Investor acknowledges and agrees that, notwithstanding such disparity, it has deemed it appropriate to enter into this Exchange Agreement and to consummate the transactions contemplated hereunder. The Investor acknowledges the possibility that the Information may be material to a determination of a fair value for the New Securities and that value may be substantially different from the price being paid by the Investor for the New Securities hereunder.

(iii) The Investor agrees that neither the Company nor any of its affiliates or representatives shall have any liability to the Investor whatsoever due to or in connection with the non-disclosure of the Information, and the Investor hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose the Information. The Investor hereby irrevocably and unconditionally expressly releases, discharges and waives, to the fullest extent permitted by law, any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees or damages of any kind (including, but not limited to, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, that it may have or hereafter acquire against the Company, or any of its affiliates and their respective officers, employees, agents and controlling persons, relating to the offer and sale of the New Securities, including the existence or non-existence of any Information, the Investor’s inability to review such Information or any failure to disclose such Information.

(iv) The Investor understands that the Company relies on the accuracy and truth of the foregoing representations, warranties, acknowledgements and agreements in entering into this Exchange Agreement and performing its obligations hereunder, and would not engage in the transactions contemplated by this Exchange Agreement in the absence of such representations, warranties, acknowledgements and agreements, and the Investor hereby consents to such reliance.

(v) Notwithstanding the forgoing, nothing in this Section 5(f) shall be deemed to limit or restrict the Investor’s rights or remedies with respect to any breach or violation by the Company of any of its representations, warranties or covenants contained in this Exchange Agreement, or to constitute an admission by the Company that any information is material or is otherwise required to be disclosed to any person.

(g) Governmental Approval. The Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the New Securities or made any finding or determination concerning the fairness or advisability of such investment.

(h) Investor Qualification. The Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange Offer.

(i) Purchase for Investment Only; No Registration. The Investor is acquiring the New Securities solely for the Investor’s own beneficial account, or for an account with respect to which the Investor exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Securities. The Investor understands that the offer and sale of the New Securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the accuracy of the representations made by the Investor in this Exchange Agreement.

(j) Company Reliance. The Investor understands that the Company is relying upon the representations and agreements of the Investor contained in this Exchange Agreement (and any supplemental information) for the purpose of determining whether the Investor’s participation in the Exchange Offer meets the requirements for such exemption. In addition, the Investor acknowledges and agrees that any hedging transactions engaged in by the Investor after the Exchange Offer is made public and prior to the Closing in connection with the issuance and sale of the New Securities have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(k) Restricted Securities. The Investor acknowledges that the New Securities have not been registered under the Securities Act. As a result, the New Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except to the extent such securities are registered with the Commission and qualified by state authorities, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the Investor hereby agrees that it will not sell the New Securities other than in compliance with such transfer restrictions.

(l) Affiliate Status. The Investor is not as of the date of this Exchange Agreement, nor has it been within the preceding three (3) months an “affiliate” of the Company as that term is defined in paragraph (a)(1) of Rule 144 of the Securities Act (“Rule 144”).

6. Conditions to Obligations of the Investors and the Company. The obligations of each Investor to deliver the Exchanged 6.50% Notes of such Investor and of the Company to deliver the New Securities to such Investor are subject to the satisfaction or waiver at or prior to the Closing of the conditions precedent that (a) the representations and warranties of the Company and such Investor contained in Sections 4 and 5 , respectively, shall be true and correct as of the Closing Date in all material respects with the same effect as though such representations and warranties had been made as of the Closing Date and (b) the Shares and the Warrant Shares shall be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance.

7. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Shares may be tacked onto the holding period of the Exchanged 6.50% Notes under Rule 3(a)(9) under the Securities Act and the Shares will have a Rule 144 holding period that will be deemed to have commenced as of May 29, 2014, the date of the original issuance of the Exchanged 6.50% Notes. The Company acknowledges and agrees that, assuming the accuracy of the representations and warranties of the Investors contained in Section 5, (i) upon issuance, the Shares will be eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Shares becoming ineligible to be resold by the Investors pursuant to Rule 144 and, therefore, (iii) the Shares issued to the Investors shall not bear any restrictive legend and shall be freely tradeable by the Investor pursuant to and in accordance with Rule 144.

8. Disclosure of the Exchange Offer. At or prior to 9:00 a.m., New York City time, on the second business day after the date hereof, the Company shall file a press release or Current Report on Form 8-K announcing the Exchange Offer, which press release or Current Report on Form 8-K the Company acknowledges and agrees will disclose all material non-public information, if any, with respect to the Exchange Offer.

9. Waiver and Amendment. Neither this Exchange Agreement nor any provisions hereof shall be modified, changed, discharged, waived or terminated except by an instrument in writing signed by the Company and each Investor.

10. Waiver of Jury Trial. EACH OF THE COMPANY AND EACH INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

11. Governing Law/Venue. THIS EXCHANGE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. Each of the Company and each Investor (a) agrees that any legal suit, action or proceeding arising out of or relating to this agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

12. Section and Other Headings. The section and other headings contained in this Exchange Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange Agreement.

13. Counterparts. This Exchange Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Exchange Agreement by facsimile or other transmission (e.g. , “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

14. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid overnight courier or registered or certified mail, return receipt requested, postage prepaid to, in the case of the Company, the following address and, in the case of the Investors, the address provided below or on the signature page of such Investor (or such other address as any party shall have specified by notice in writing to the other):

If to the Company:	Amyris, Inc. 5885 Hollis Street, Suite 100 Emeryville, California 94608 Fax: Attention:
If to the Investors:	Silverback Asset Management, LLC 1414 Raleigh Road Chapel Hill, NC 27517 Email: CC: Attention:

15. Binding Effect. The provisions of this Exchange Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

16. Severability. If any term or provision (in whole or in part) of this Exchange Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

AMYRIS, INC. By: /s/ Kathleen Valiasek Name: Kathleen Valiasek Title: Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

INVESTOR:

Silverback Asset Management, LLC, investment manager for Silverback Opportunistic Credit Master Fund Limited

By:   /s/ Elliot Bossen

Name: Elliot Bossen

Title: CEO, Silverback Asset Management, LLC

Address for Notices:

1414 Raleigh Road, Suite 250

Chapel Hill, NC 27517

Attention:

Exchanged 6.50% Notes Principal Amount: $4,178,000

Interest: $135,785

Shares: 1,078,446

Warrant Shares: 431,378

DTC Participant Number for Delivery of Shares:

DTC Participant Name:

Account number:

DTC Participant Contact:

Name:

Telephone Number:

IN WITNESS WHEREOF, the undersigned has executed this Exchange Agreement as of the date first written above.

INVESTOR:

Silverback Asset Management, LLC, investment manager for LMAP Kappa Limited

By:   /s/ Elliot Bossen

Name: Elliot Bossen

Title: CEO, Silverback Asset Management, LLC

Address for Notices:

1414 Raleigh Road, Suite 250

Chapel Hill, NC 27517

Attention:

Exchanged 6.50% Notes Principal Amount: $9,300,000

Interest: $302,250

Shares: 2,400,562

Warrant Shares: 960,225

DTC Participant Number for Delivery of Shares:

DTC Participant Name:

Account number:

DTC Participant Contact:

Name:

Telephone Number: